Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Maria M. Pope, President and Chief Executive Officer, and James A. Ajello, Senior Vice President Finance CFO, Treasurer & Corporate Compliance Officer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on October 25, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maria M. Pope		/s/ James A. Ajello
Maria M. Pope		James A. Ajello
President and Chief Executive Officer		Senior Vice President Finance CFO, Treasurer & Corporate Compliance Officer

Date:	October 24, 2022	Date:	October 24, 2022